UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2025

The Kroger Co.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	No. 1-303	31-0345740
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street Cincinnati, OH	45202
(Address of Principal Executive Offices)	(Zip Code)

(513) 762-4000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered:
Common Stock, $1.00 par value per share	KR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02           Results of Operations and Financial Condition.

On March 3, 2025, The Kroger Co. (NYSE:KR) (the “Company”) issued a press release announcing certain preliminary expectations with respect to full-year 2024 results. The Company intends to report its fourth quarter and full-year 2024 results, as well as full-year 2025 guidance, on Thursday, March 6, 2025.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 3, 2025, the Company announced that Rodney McMullen, the Company’s Chairman and Chief Executive Officer, has resigned from those positions, effective immediately.

On February 21, 2025, the Board of Directors (the “Board”) was made aware of certain personal conduct by Mr. McMullen and immediately retained outside independent counsel to conduct an investigation, which was overseen by a special Board committee. Mr. McMullen’s conduct is not related to the Company’s financial performance, operations or reporting, and it did not involve any Kroger associates.

In connection with his resignation, Mr. McMullen will forfeit all unvested equity awards outstanding under the Company’s 2019 Long-Term Incentive Plan and will not be eligible to receive payment of a 2024 bonus. Mr. McMullen will retain any equity awards that, as of the resignation date, are fully vested pursuant to their terms or for which the performance period is complete.

On March 2, 2025, the Board appointed Ronald Sargent, the current Lead Director of the Board, as interim Chief Executive Officer and Chairman of the Board, effective immediately. The Board has formed a Search Committee and engaged a nationally recognized firm to conduct a search for the Company’s next Chief Executive Officer.

Mr. Sargent, age 69, has been a Kroger director since 2006 and has served as the Lead Director of Kroger since 2017. He spent the first ten years of his professional career at Kroger, working in several roles across stores, sales, marketing, manufacturing and strategy. Mr. Sargent is a veteran retail operator and leader with 35 years of experience, including as the Chairman and Chief Executive Officer of Staples, Inc. from 2002 to 2016 after joining the company in 1989. Mr. Sargent currently serves on the board of directors of Wells Fargo & Company and the board of directors of Five Below, Inc. Mr. Sargent previously served as a director of The Home Depot, Inc. and Mattel, Inc.

Mr. Sargent will step down as the Lead Director of the Company’s Board and from the Board’s Audit Committee, Corporate Governance Committee, and Public Responsibilities Committee during the time of his service as the interim Chief Executive Officer. The Board has appointed director Mark Sutton to serve as the Board’s Lead Director.

There are no family relationships between Mr. Sargent and any Company director or executive officer, and no arrangements or understandings between Mr. Sargent and any other person pursuant to which he was selected as an officer. Mr. Sargent is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 7.01           Regulation FD Disclosure.

Attached hereto as Exhibit 99.1, and furnished herewith, is a copy of the Company’s press release regarding the matters described in Item 2.02 and Item 5.02 of this Current Reporting on Form 8-K.

The information in this Item 7.01 and the press release attached hereto as Exhibit 99.1 are furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Kroger under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01           Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release, dated March 3, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

By:	/s/ Christine S. Wheatley
Name:	Christine S. Wheatley
Title:	Senior Vice President, General Counsel and Secretary

Dated: March 2, 2025